EXHIBIT 10.15

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of July 12, 1999, by and between Joseph T. Mohen, an individual residing at 14 Cedar Place, Garden City, New York 11530 (the "Seller"), and Bathurst Ltd, with its offices at Britannic House, Provideniales Turks and Caicos Isle, British West Indies (the "Buyer").

         WHEREAS, the Seller has heretofore acquired 1,827,336 shares of the common stock, par value $0.01 per share (the "Common Stock") (the "Shares"), of Proginet Corporation, a Delaware corporation (the "Company"); and

         WHEREAS, the Seller desires to sell the 1,827,336 Shares to the Buyer, and the Buyer desires by buy such 1,827,336 Shares, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                PURCHASE AND SALE OF SHARES AND RELATED MATTERS
                -----------------------------------------------

         1.1. Sale of Shares. Upon the terms and subject to the conditions of this Agreement, the Seller shall transfer, assign, set over and deliver to the Buyer, and the Buyer shall purchase from the Seller, all of the Seller's right, title and interest in and to 1,827,336 Shares.

         1.2. Purchase Price. The purchase price for such Shares shall be in an amount equal to U.S.$0.50 for each Share (the "Per Share Price") totaling nine Hundred and Thirteen Thousand Six Hundred and Sixty Three United States Dollars (U.S.$913,663.00) (the "Purchase Price").

         1.3. Non-Refundable Deposit. Buyer agrees that on or prior to July 16, 1999, the Buyer shall irrevocably pay to the Seller a non-refundable deposit of One Hundred Thousand United States Dollars (U.S. $100,000) (the "Deposit"), which shall be applied as a credit against the Purchase Price at the Closing (as hereinafter defined). The Deposit shall be paid to the Seller by wire transfer of immediately available U.S. funds in accordance with the wire instructions set forth on Schedule A. If the Seller shall not have received the Deposit on or prior to 5:00 p.m., New York City time, on July 16, 1999, then the Seller shall have no further obligation of any kind whatsoever (including, without limitation, any obligation to sell or otherwise transfer the 1,827,336 Shares, or any portion thereof) to the Buyer under this Agreement or otherwise. If the Seller shall not have received payment of the balance of the Purchase Price at or prior to the Closing, then this Agreement shall be deemed terminated as of the Closing Date (as hereinafter defined) and the Seller shall have no further obligation of any

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kind whatsoever (including, without limitation, any obligation to sell the
1,827,336 Shares, or any portion thereof) to the Buyer under this Agreement or otherwise.

         1.4. Closing Payments and Delivery of Shares. The closing of the sale and purchase of the Shares provided for herein (the "Closing") shall take place at the offices of Seward & Kissel , One Battery Park Plaza, New York, New York, at 10:00 a.m., New York City time, on September 14, 1999 (the "Closing Date") or such other date, time and place as Buyer and Seller may mutually agree in writing. Payment of the Purchase Price to the Seller (net of the credit for the Deposit provided under Section 1.3) shall be made at the Closing by delivery to the Seller of an official bank check, drawn on a New York money center bank, payable to the order of the Seller in the amount of Eight Hundred and Thirteen Thousand Six Hundred and Sixty Three United States Dollars (U.S. $813,663.00). Upon delivery of such check, the Escrow Agent (as hereinafter defined) shall deliver to the Buyer at the Closing all certificates representing the 1,827,336 Shares, duly endorsed in blank, or accompanied by stock transfer powers duly endorsed in blank, in accordance with the Escrow Agreement.

         1.5. Buyer's Voting Agreement. The Buyer hereby agrees to enter into a Shareholder Voting Agreement with the Company agreeing to vote the Shares that it shall purchase hereunder with the Board of Directors of the Company through December 31, 2000.

         1.6. Seller's Lock-up Agreement. Subject to his receipt of the Deposit in accordance with Section 1.3, Seller agrees that he shall not sell or transfer to anyone other than the Buyer any shares owned by him until September 15, 1999 or the earlier termination of this Agreement.

                                   ARTICLE II

            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLER
            --------------------------------------------------------

         The Seller hereby represents and warrants to, and agrees with, the Buyer, as of the date hereof and as Closing Date, as follows:

         2.1. Capacity; Authority; Validity. The Seller has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by the Seller hereunder; this Agreement and the consummation by the Seller of the transactions contemplated hereby has been duly and validly authorized by all necessary action of the Seller; this Agreement has been duly executed and delivered by the Seller; and assuming the due execution and delivery of this Agreement by the Buyer, this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

         2.2. Title to Shares. The Seller is the sole owner of, and has good, valid and marketable title to, 1,827,336 Shares, free and clear of any lien, pledge, claim, security interest, encumbrance or charge of any kind (together, "Lien"), other than pursuant to (i) that certain Stock Redemption Agreement dated as of October 20, 1998 by and between the Company and the Seller, and (ii) that certain Escrow Agreement dated as of October 20, 1998 and as amended

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by the amendment thereto of even date herewith (the "Escrow Agreement") by and among the Company, the Seller, and Parker Chapin Flattau & Klimpl, LLP (the "Escrow Agent"). Other than as contemplated by this Agreement, the Seller shall not sell, assign, or otherwise transfer all or any portion of his right, title and interest in and to the Shares, or create, incur, assume or permit to exist any Lien on the Shares.

         2.3. No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby by the Seller, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to the Seller or create any Lien over the Shares.

         2.4. No Consents. Other than as set forth in the Escrow Agreement, to the best of the Seller's knowledge, no consent, approval or authorization of or declaration or filing with any governmental authority or other persons or entities on the part of the Seller is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.


                                  ARTICLE III

            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE BUYER
            -------------------------------------------------------

         The Buyer hereby represents and warrants to, and agrees with, the Seller, as of the date hereof and as Closing Date, as follows:

         3.1. Organization. The Buyer is a company duly organized and validly existing and in good standing under the laws of the Turks and Caicos Islands.

         3.2. Capacity; Authority; Validity. The Buyer has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by the Buyer hereunder; this Agreement and the consummation by the Buyer of the transactions contemplated hereby has been duly and validly authorized by all necessary action of the Buyer; this Agreement has been duly executed and delivered by the Buyer; and assuming the due execution and delivery of this Agreement by the Seller, this Agreement constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

         3.3. Brokerage. The Buyer has not incurred and will not incur any liability for investment banker's brokerage or finder's fees in connection with this Agreement and the transactions contemplated hereby. To the extent such broker may have been retained by the Buyer, the Buyer will indemnify and hold the Seller harmless from an against any liability for investment banker's, brokerage or finder's fees in connection with the Agreement and the Buyer's purchase of the Shares.

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         3.4. Investment. The Shares will be acquired by the Buyer for its own account, for investment purposes and not with a view to, or for resale in connection with, the distribution thereof in violation of any applicable securities laws, rules or regulations. Neither the Buyer nor any affiliate thereof is a party to any other agreement or contract or understanding providing for the purchase of Common Stock from any other person or entity at a price per share that exceeds the Per Share Price.

         3.5. No Consents. Other than as set forth in the Escrow Agreement, to the best of the Seller's knowledge, no consent, approval or authorization of or declaration or filing with any governmental authority or other persons or entities on the part of the Seller is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

         4.1. Notices. All notices and other communications by the Buyer or Seller hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via telecopy transmission and verification received, or when posted by the United States postal service, registered or certified mail, return receipt requested with postage prepaid, at the address set forth on the signature page hereto or to such other addresses as a party may from time to time designate to the other party by written notice thereof, effective only upon actual receipt.

         4.2. Assignment. This Agreement shall not be assigned by the Buyer without the Seller's prior written consent.

         4.3. Entire Agreement. This Agreement constitutes the entire agreement by the parties hereto and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

         4.4. Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance.

         4.5. Captions; Counterparts, Execution. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         4.6. Survival of Representations and Warranties.. The representations and warranties contained herein shall survive the execution and delivery of this agreement.


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         4.7. Expenses. Each party hereto shall bear his or its own fees, taxes and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, fees and expenses of counsel.

         4.8. New York Jurisdiction. Each of Seller and Buyer hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and/or any state court of the State of New York located in New York County or in Nassau County (the "Jurisdictional Courts") in any action, suit or proceeding brought against Seller or Buyer and related to, or in connection with, this Agreement or any instrument, agreement or document referred to herein, or any transaction contemplated hereby and to the extent permitted by applicable law, Seller and Buyer each hereby waives and agrees not to assert as a defense by way of answer, motion or otherwise, in any such suit, action, or proceeding, any claim that Seller or Buyer is not personally subject to the jurisdiction of the Jurisdictional Courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or inconvenient, or that this Agreement or any instrument, agreement or document referred to herein or the subject matter hereof or any matter relating hereto may not be enforced in or by such Jurisdictional Courts. Seller and Buyer hereby irrevocably agree that service of process may be made upon each of them by certified or registered mail to their respective addresses listed on the signature pages of this Agreement or by any method authorized by the laws of the State of New York or the Federal Rules of Civil Procedure, as the case may be. Buyer hereby irrevocably appoints Mr. Don Mintmire c/o Mintmire & Associates, 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480. Telephone# 561-832-5696, Fax # 561-659-5371 as its agent for service of process in the United States for the purposes of any action, suit or proceeding brought against Buyer and related to, or in connection with this Agreement or any instrument, agreement or document referred to herein, or any transactions contemplated hereby.

         4.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.


                     [The next page is the signature page.]

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         IN WITNESS WHEREOF, The Buyer and the Seller have caused this Agreement to be duly executed as of the date first above written.



                           _________________________
                            Joseph T. Mohen
                                Address:
                                    14 Cedar Place
                                    Garden City, New York  11530

                                With a copy to:
                                    Seward & Kissel LLP
                                    One Battery Park Plaza
                                    New York, New York  10004
                                    Attention:  Michael J. McNamara, Esq.
                                    Telecopy No.: (212) 480-8421


                                    Bathurst Ltd.

                                    By:______________________
                                       Name:_________________
                                       Title:________________
                                    Address: P.O. Box 25 Britannic House
                                    Provideniales Turks and Caicos Isle.
                                    British West Indies
                                    Attention: Mr. Jeremy Nortcote


The undersigned does hereby acknowledge, agree and consent to, as of the date hereof, the terms and provisions of this Agreement and does hereby and forever waive any and all rights relating to the Shares contained in the Stock Redemption Agreement including, without limitation, the rights of first refusal contained in Section 3 thereof, or in the Escrow Agreement, provided that the Closing shall occur.

PROGINET CORPORATION

By:____________________________
   Name: Kevin M. Kelly
   Title:  President, CEO


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                                            SCHEDULE A


                           Seller's Wire Instructions


ABA 043000261   Owner      Mellon Bank

Further Credit  101-1730   Merrill Lynch

Further Credit             840 19F96          Joseph Mohen